UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 10, 2013, the Black Hawk City Council approved Monarch Casino and Resort, Inc.’s (the “Company”) Planned Unit Development (“PUD”) master plan application to rezone the Company’s two land parcels (collectively, the “Site”) in Black Hawk, Colorado.  The Company’s Riviera Black Hawk Casino is located on one of the parcels and the other parcel is undeveloped.  The PUD, subject to certain conditions, allows for the master planned resort development of an expanded casino, a new hotel tower, a new parking structure and other associated ancillary uses on the Site.

Specifically, the PUD allows for a 335 foot hotel tower with 507 guest rooms and suites, a resort quality spa and pool facility, an approximate doubling of the existing casino space, four restaurants, additional bars, associated support facilities and a new ten story parking structure, that together with other facility parking, provides 1,551 parking spaces.

Among other conditions, the PUD is subject to Black Hawk City Council approval of a Site Development Plan and Certificates of Appropriateness for the construction of the Site improvements, demolition of the existing parking garage and the renovation of the exterior of the existing casino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: April 11, 2013	/s/ Ronald Rowan
Ronald Rowan
Chief Financial Officer